Exhibit 10.2

Location:	Denver
Date:	November 5, 2014
Writer:	CEO
Subject:	Special Incentive

CONFIDENTIAL

Pat O'Bryan:

As a key member of Fidelity Exploration and Production Company (FEPC), your continued engagement and leadership in our efforts is critical to making FEPC a highly valued company. In recognition of your continued commitment to the success of the company, we have approved a special one-time incentive for you.

The specifics of this incentive are as follows:

1. We will award you a one time payment of $150,000, less ordinary payroll withholding taxes, if you satisfy the following two criteria:

A. Remain an active, full-time employee of FEPC through December 31,
2015** and

B. Maintain a performance rating of "Meets Expectations" or higher during
2015.

2. Assuming the foregoing criteria are met, we will issue payment the month of January, 2016**.

Hopefully you view this as our recognition of your contributions as well as our expectation that you continue to contribute to making FEPC a highly valued company.

Congratulations!

/s/ Kent Wells
Kent Wells
CEO

cc:     Christine Rutkowski

** - These dates could be changed if the company is sold in 2015.